Exhibit 99.1

Institutional Shareholder Services (ISS), Leading Proxy Advisor, Recommends RiceBran Technologies Shareholders Vote “FOR” ALL RiceBran Nominees

RiceBran Urges Shareholders to Protect the Value of Their Investment by Voting on the WHITE Proxy Card “FOR” the Company’s Highly Qualified and Experienced Director Nominees

SCOTTSDALE, Arizona (June 17, 2016) – RiceBran Technologies (NASDAQ: RIBT and RIBTW) (the “Company”), a global leader in the production and marketing of value added products derived from rice bran, today announced that Institutional Shareholder Services Inc. (“ISS”), the nation’s leading independent proxy advisory firm, has issued a report recommending that RiceBran Technologies shareholders vote on the WHITE proxy card “FOR” the election of ALL the Company’s director nominees – W. John Short, Marco V. Galante, David Goldman, Baruch Halpern, Henk W. Hoogenkamp, Robert C. Schweitzer and Peter A. Woog – at RiceBran Technologies’ Annual Meeting of Shareholders (the “Annual Meeting”)  on June 22, 2016.

Robert C. Schweitzer, Chairman of RiceBran Technologies, said, “We are pleased ISS supports the reelection of RiceBran Technologies’ highly-qualified and experienced director nominees. ISS’ recommendation affirms our strong belief that RiceBran Technologies has the right Board and leadership in place to continue to oversee the successful execution of our clear plan to further drive high performance and long-term profitable growth. Our efforts to “convert feed to food” are yielding positive results and has positioned the Company for continued growth in what we believe to be the highest margin, fastest growing segments of the US food market: natural, organic and functional foods.”

In its report issued today, ISS* noted that:

•
RiceBran’s recent “…financial performance – in 2015 versus 2014, but particularly in Q1 2016 versus the same period in the prior year – strongly suggests that the board's strategy is beginning to pay off…”

•	“On balance, as the board's strategy seems to be beginning to demonstrate success, both in driving growth in the US and in capping further downside risk in Brazil…”

•	“…both the executive team and the non-executive directors have significant shareholdings…suggesting a powerful alignment of interests with unaffiliated shareholders…”

•	“…there does not appear to be a compelling case that change at the board level is warranted.”

*Permission neither sought nor obtained from ISS.

On June 16, 2016, RiceBran Technologies filed an investor presentation, which was presented to ISS, with the U.S. Securities and Exchange Commission (“SEC”) highlighting the strategic actions the Company’s Board of Directors and management team have taken to over the past several years to enhance shareholder value. Specifically, the presentation outlines the Company’s recent strong performance as a result of focused and disciplined execution of its strategic plan. Furthermore, the presentation illustrates the strength and depth of RiceBran Technologies’ Board of Directors, including it proven executive, financial and industry expertise. The presentation is available at www.ricebrantech.com and on the SEC’s website at www.sec.gov.

As the Annual Meeting date is rapidly approaching, RiceBran Technologies strongly urges shareholders to protect the value in their investment by voting on the WHITE proxy card “FOR” the Company’s highly-qualified and experienced director nominees. RiceBran Technologies also advises shareholders not return the “gold” card, even to withhold on LF-RB Group’s nominees.

Please vote the WHITE proxy card TODAY.  If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

Morrow & Co.

470 West Ave

Stamford, CT 06902

ricebran@morrowco.com

Stockholders call toll free: 800-662-5200

Banks and brokers call: 203-658-9400

About RiceBran Technologies

RiceBran Technologies is a packaged functional food, functional food ingredient, human food ingredient and animal nutrition company focused on the procurement, bio-refining and marketing of numerous products derived from traditional and organic rice bran. RiceBran Technologies has proprietary and patented technology that allows us to convert rice bran, one of the world's most underutilized food sources, into a number of highly nutritious packaged functional foods, functional food ingredients, human food ingredients and animal nutrition products. Our target markets are retailers, brand owners, wholesalers and manufacturers of packaged functional foods, functional food ingredients, human food ingredients and animal nutrition products, both domestically and internationally. More information can be found in the Company's filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Important Additional Information

RiceBran Technologies (“RiceBran”), its directors and certain of its executive officers are participants in the solicitation of proxies from RiceBran shareholders in connection with the matters to be considered at RiceBran’s 2016 Annual Meeting of Shareholders. In connection with its solicitation of proxies from RiceBran shareholders, RiceBran filed its definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2016 and supplemented its definitive proxy statement on May 11, 2016 and June 2, 2016. RICEBRAN SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS SOON AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of RiceBran’s directors and executive officers in RiceBran’s stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through RiceBran’s website (www.ricebrantech.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in RiceBran’s other SEC filings, including RiceBran’s definitive proxy statement for the 2016 Annual Meeting and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by RiceBran with the SEC for no charge at the SEC’s website at www.sec.gov. Copies of these documents will also be available at no charge at RiceBran’s website at www.ricebrantech.com, by writing to RiceBran Technologies, at 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253, Attn: Investor Relations, or by calling RiceBran’s proxy solicitor, Morrow & Co., toll-free at 800-662-5200 for shareholders, or 203-658-9400 for banks and brokers.

Forward-Looking Statements

This release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public RiceBran’s progress, business opportunities and growth prospects, readers and listeners are cautioned that such forward-looking statements represent management’s opinion. Although management believes that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results may differ materially from those described. RiceBran’s operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are set forth in RiceBran’s filings with the SEC. RiceBran undertakes no obligation to update the results of these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. This presentation does not constitute an offer to sell securities including but not limited to within any jurisdiction in which the sale of such securities would be unlawful. This presentation does not constitute a solicitation or offer to sell securities. Such offer and the information set forth herein have not been reviewed, approved or disapproved, nor has the accuracy or adequacy of the information set forth herein been passed upon, by the SEC or any state securities administrator. Any representation to the contrary is a criminal offense. An investment in the securities offered by RiceBran is speculative and involves a high degree of risk. Investment in the securities offered hereby is suitable only for persons of substantial financial means who can afford a total loss of their investment. RiceBran is a reporting company pursuant to the Securities Exchange Act of 1934, as amended, and makes periodic filings with the SEC at the SEC’s website at www.sec.gov. Prospective investors are urged to read these documents and any other relevant documents to be filed by RiceBran with the SEC when they become available because they contain and will contain important information.

Contacts:

Investors:
Ascendant Partners, LLC
Fred Sommer, 732-410-9810
fred@ascendantpartnersllc.com

or

Media:
ICR
Phil Denning, 646-277-1258
Phil.Denning@icrinc.com

or

Jason Chudoba, 646-277-1249
Jason.Chudoba@icrinc.com